Exhibit 10.16.3

Amendment No. 2 (the “Amendment”) To
Employment Agreement (the “Employment Agreement”) between
Robert V. Cahill (“Employee”) and Univision Management Co.  (“Company”)

Employee and Company agree to amend the Employment Agreement as follows:

1.                                       Term.  The Term of the Employment Agreement is extended through December 31, 2008, unless earlier terminated in accordance with the provisions of the Employment Agreement.

2.                                       Salary.  The annual Base Salary rate will be Seven Hundred Fifty Thousand Dollars ($750,000) for the annual period of the Term from January 1, 2006 through December 31, 2006; Seven Hundred Fifty Thousand Dollars ($750,000) for the annual period of the Term from January 1, 2007 through December 31, 2007; and Seven Hundred Fifty Thousand Dollars ($750,000) for the annual period of the Term from January 1, 2008 through December 31, 2008.

3.                                       Effective Date of Amendment.  Upon execution by Employee and Company, this Amendment will become effective as of December 31, 2005.

4.                                       Other.  Except as provided in this Amendment, all other terms and conditions in the Employment Agreement will remain in full force and effect, and the Employment Agreement, as amended hereby, is ratified and confirmed.

UNIVISION MANAGEMENT CO.

	By:	/s/ PETER H. LORI
Peter H. Lori
Assistant Treasurer and Assistant Secretary

/s/ ROBERT V. CAHILL
Robert V. Cahill